EXHIBIT 99.1

PREMIERWEST BANCORP TO PRESENT AT D.A. DAVIDSON
FINANCIAL SERVICES INVESTMENT CONFERENCE

MEDFORD, OR – April 30, 2007 – PremierWest Bancorp (NASDAQ: PRWT) announced today that its Executive Management team will be presenting at the D.A. Davidson Financial Services Conference being held in Seattle, Washington. The presentation may be accessed live via the internet and will begin at 8:30 AM PDT, Wednesday May 9, 2007.

This presentation may be accessed live via the internet through PremierWest Bancorp’s website at www.PremierWestBank.com using the following instructions:

1.	Go to “Investors” at the top of the page
2.	Select “Main Page” from the drop down
3.	Click on “Webcast” for the D.A. Davidson Conference

This presentation will also be archived and available on PremierWest Bancorp’s website through May 8, 2008.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a financial services holding company headquartered in Medford, Oregon, and operates primarily through its subsidiary PremierWest Bank. PremierWest offers expanded banking related services through two subsidiaries Premier Finance Company and PremierWest Investment Services, Inc.